Exhibit 99.1

PROLONG INTERNATIONAL CORPORATION

CONTACT:

Prolong International Corporation

Thomas C. Billstein, 949-587-2700 (Investor Relations)

Paul Knopick, 949-707-5365 (Media Relations)

For Immediate Release

PROLONG SUPER LUBRICANTS

OBTAINS NEW $1.5 MILLION CREDIT FACILITY

Irvine, Calif., March 10, 2003 — Prolong Super Lubricants, Inc., an operating subsidiary of Prolong International Corporation (AMEX:PRL), a technology driven consumer products holding company and manufacturer and marketer of patented consumer automotive, commercial/industrial and household products, today announced that it has obtained an accounts receivable purchasing facility for up to $1.5 million from First Capital Corporation, Oklahoma City, OK.

The available funds from this senior credit facility will be used by Prolong for ongoing working capital requirements. The new two-year agreement allowed Prolong to completely pay off its previous asset-based credit facility with Wells Fargo Commercial Credit, Inc. The credit facility is secured by the Company’s accounts receivables, inventory and other assets.

“The new agreement provides the Company with additional funds needed to enhance growth and eliminates restrictive financial covenants that were in place in the previous agreement,” said Nicholas Rosier, CFO. “We estimate this will save Prolong approximately $100,000 a year in interest payments and lender fees. This marks an important step in the financial stability of the Company and we are looking forward to working with this respected, established lender.”

“We are very pleased that this agreement provides both flexibility and liquidity, helping enable the Company to move forward with a number of the strategic opportunities in place for 2003 and beyond,” said Elton Alderman, CEO. “This transaction gives the Company a credit facility that we believe is fairly priced, helping us to manage our business during difficult economic times.”

Prolong International Corporation (AMEX: PRL), a consumer products holding company headquartered in Irvine, California, through its operating subsidiaries, manufactures, markets and distributes a complete line of patented lubricant and proprietary automotive, commercial/industrial and household products. The Company’s products are marketed and sold under the brand name Prolong Super Lubricants® and are used in automotive, industrial and consumer applications. Prolong products are sold throughout the United States at major chain stores and auto retailers and in international markets. More information about Prolong International and its products can be obtained at http://www.prolong.com.

Forward-Looking Statements

Certain statements in this news release that relate to financial results, projections, future plans, events, or performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and involve significant risks and uncertainties, including, but not limited to, the following: competition, cost of components, product concentration and risk of declining selling prices. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. The

Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors and conditions. These risks and uncertainties, and certain other related factors, are discussed in the Company’s Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update such forward-looking statements.

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